                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12

                             National Vision, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                          (NATIONAL VISION INC. LOGO)

                             NATIONAL VISION, INC.
                              296 GRAYSON HIGHWAY
                          LAWRENCEVILLE, GEORGIA 30045
                                 (770) 822-3600

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 2002

To the Shareholders:

     The Annual Meeting of Shareholders of National Vision, Inc., a Georgia corporation, will be held at the offices of the Company located at 296 Grayson Highway, Lawrenceville, Georgia, on May 23, 2002, at 11:00 a.m.

     We are holding this meeting for the following purposes:

          1. To elect a Board of five Directors to serve until the 2003 Annual Meeting of Shareholders.

          2. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

     The Board of Directors has set March 22, 2002 as the record date for this meeting. Accordingly, shareholders as of the close of business on that date are entitled to:

     - receive this notice of meeting and accompanying materials

     - vote at the meeting and any adjournments of the meeting.

     A proxy statement and a proxy solicited by the Board of Directors are enclosed, along with our annual report. Please sign, date, and return the proxy promptly in the enclosed business reply envelope. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

                                          By order of the Board of Directors,

                                          MITCHELL GOODMAN
                                          Secretary

Lawrenceville, Georgia
April 24, 2002

                    PLEASE COMPLETE AND RETURN THE ENCLOSED
                 PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT
                  THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

                             NATIONAL VISION, INC.

                                PROXY STATEMENT

GENERAL

     The Board of Directors (the "Board") of National Vision, Inc., a Georgia corporation (the "Company"), is soliciting the enclosed proxy for use at the 2002 Annual Meeting of Shareholders (the "Meeting") to be held on May 23, 2002. Only shareholders of record at the close of business on March 22, 2002, will be entitled to vote at the Meeting. On April 5, 2002, the Company had issued and outstanding 5,000,000 shares of Common Stock ("Common Stock").

     The Company completed its restructuring under Chapter 11 on June 1, 2001. Pursuant to the plan of reorganization approved by the bankruptcy court, all existing equity interests in the Company were cancelled and new common stock was issued to our creditors. In addition, under the plan of reorganization, approximately 700,000 shares of common stock have been deposited in a disputed claim reserve. These shares will be distributed to creditors as and when disputed claims are resolved, and will not be voted at the Meeting.

     The Company's principal executive offices are located at 296 Grayson Highway, Lawrenceville, Georgia 30045. The approximate date on which this proxy statement and the accompanying proxy are being first sent to shareholders is April 24, 2002.

VOTING

     Each of the 5,000,000 shares of Common Stock outstanding as of the record date entitles the holder to notice of, and vote on, each matter to be presented at the Meeting or any adjournments thereof. Each share is entitled to one vote. Directors are elected by a plurality of the votes cast by the shares entitled to vote. An automated system administered by the Company's transfer agent tabulates the votes.

     Abstentions and "broker non-votes" (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum, but will otherwise have no effect on the election of directors. For purposes of determining approval of a matter presented at the Meeting other than the election of directors, abstentions will be deemed present and entitled to vote and will, therefore, have the same legal effect as a vote "against" a matter presented at the Meeting. Broker non-votes will be deemed not entitled to vote on the subject matter as to which the non-vote is indicated and will, therefore, have no legal effect on the vote on that particular matter.

REVOCABILITY OF PROXIES

     The proxy accompanying this proxy statement is revocable. It may be revoked by filing with the Secretary of the Company an instrument of revocation or by the presentation at the Meeting of a duly executed proxy bearing a later date. It may also be revoked by attendance at the Meeting and election to vote in person. The proxy may not be revoked after it has been exercised.

SOLICITATION

     The Company will bear the entire cost of preparing, assembling, printing and mailing this proxy statement, the accompanying proxy and any additional material which may be furnished to shareholders by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their name. We will solicit proxies through the mail and through direct communication with certain shareholders or their representatives by officers, directors and employees of the Company, who will receive no additional compensation therefor.

                 INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

COMPENSATION OF DIRECTORS

     Non-employee directors of the Company receive an annual retainer of $45,000 and also receive medical and dental benefits. Non-employee directors are also eligible to participate in the Restated Non-Employee Director Stock Option Plan. Under this stock option plan, the four non-employee directors (Messrs. B. Robert Floum, Myrel A. Neumann, Jeffrey A. Snow, and Peter T. Socha) were each granted an option to purchase 15,000 shares of Common Stock and are entitled to automatic grants of additional options to purchase 10,000 shares upon the date of the Meeting and each subsequent annual meeting of shareholders. All option grants are at exercise prices no less than the "fair market value" of a share of Common Stock on the date of grant. All options vest 50 percent on the second anniversary of the grant date and 25 percent on each of the third and fourth anniversaries of the grant date, or 100 percent upon the death of the director.

                            COMMITTEES OF THE BOARD

     The Board has four committees: the Audit Committee; the Compensation Committee; the Nominating Committee; and the Executive Committee. The members of each of these Committees are listed below, along with the number of meetings of each Committee in 2001:

AUDIT                   COMPENSATION            NOMINATING       EXECUTIVE
-----                   ------------            ----------       ---------
Jeffrey A. Snow, Chair  B. Robert Floum, Chair  B. Robert Floum  Peter T. Socha, Chair
B. Robert Floum         Myrel A. Neumann        Peter T. Socha   B. Robert Floum
Peter T. Socha          Jeffrey A. Snow                          Myrel A. Neumann
                        Peter A. Socha                           Jeffrey A. Snow
Three meetings          Four meetings           No meetings      One meeting

AUDIT COMMITTEE

     The duties and responsibilities of the Audit Committee include the following:

     - Monitoring the Company's financial reporting process

     - Reviewing the independence and performance of the independent auditors and the internal accounting department

     - Selecting and evaluating the independent auditors

     The report of the Audit Committee begins on Page 14. A copy of the charter of the Audit Committee is included in the Appendix to this proxy statement.

     The listing standards of the American Stock Exchange require that the members of the Audit Committee be independent unless the Board of Directors determines that it is in the best interest of the Company to have one non-independent member of the Audit Committee. Each of Mr. Snow and Mr. Floum is independent within the meaning of the listing standards of the American Stock Exchange. Because Mr. Socha was an employee of the Company prior to June 2001, he is not considered independent under these listing standards. The Board determined to appoint Mr. Socha to the Audit Committee because of his financial and business expertise, and the Board believes his membership is in the best interest of the Company and its shareholders.

COMPENSATION COMMITTEE

     The duties and responsibilities of the Compensation Committee include the following:

     - Establishing salaries, bonuses, and the other compensation for the Company's officers

     - Making awards under the Company's Restated Stock Option and Incentive Award Plan

     The report of the Compensation Committee begins on Page 10.

NOMINATING COMMITTEE

     The Nominating Committee is responsible for recommending and nominating individuals for election or re-election as directors. The Nominating Committee will consider recommendations for nominees for directorships submitted by shareholders.

EXECUTIVE COMMITTEE

     The Executive Committee is authorized to consider any matter that could be brought before a meeting of the Board, subject to applicable restrictions in the Georgia Business Corporation Code.

                             MEETINGS OF THE BOARD

     During 2001, there were eight meetings of the Board. All directors attended at least 75% of all meetings of the Board and all committees of the Board of which they were members.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their respective successors are elected. The authorized number of directors of the Company is presently fixed at five. All the nominees, except Dr. Nelson, are currently directors.

     Each proxy executed and returned by a shareholder will be voted as specified by the shareholder. If no specification is made, such proxy will be voted for the election of the nominees named below to constitute the entire Board. If any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board as a substitute nominee, but in no event will the proxy be voted for more than five nominees. The management of the Company has no reason to believe that any nominee will not serve if elected.

     The Company's By-Laws contain an advance notice procedure for the nomination of candidates for election to the Board. Notice of proposed shareholder nominations for election of directors must be given to the Secretary of the Company not less than 14 days nor more than 50 days prior to the meeting at which directors are to be elected, unless the notice of meeting is given less than 21 days prior to the meeting, in which case the notice of nomination must be submitted not later than the 7th day following the day on which the notice of meeting was mailed to shareholders. The notice of nomination must contain information about each proposed nominee, including age, address, principal occupation, financial standing, plans or ideas for managing the affairs of the Company, the number of shares of stock of the Company beneficially owned by such nominee and such other information as would be required to be disclosed under the Securities Exchange Act of 1934 in connection with any acquisition of shares by such nominee or with the solicitation of proxies by such nominee for his election as a director. Information must also be disclosed by and about the shareholder proposing to nominate that person. The chairman of a shareholder meeting may refuse to acknowledge the nomination of any person who does not comply with the foregoing procedure.

     The foregoing summary description of the By-Laws is not intended to be complete and is qualified in its entirety by reference to the text of the By-Laws.

INFORMATION CONCERNING DIRECTORS

     The following information is provided, as of April 15, 2002, regarding current directors and the nominees for election as directors:

NAME                                        AGE           POSITIONS WITH THE COMPANY
----                                        ---           --------------------------
James W. Krause...........................  57    Chairman of the Board and Chief Executive
                                                  Officer
B. Robert Floum...........................  67    Director
Marc Nelson...............................  41    Nominee only
Myrel Neumann.............................  62    Director
Jeffrey A. Snow...........................  50    Director
Peter T. Socha............................  42    Director

     Mr. Krause joined the Company in April 1994 as President and Chief Executive Officer and a director. He was named Chairman of the Board in June 1995. From 1980 until joining the Company, he was President and General Manager of the automotive and international divisions of Sherwin-Williams Company.

     Mr. Floum became a director in June 2001. From March 2000 through January 2001, he was acting Chief Operating Officer of Stage Stores. He served as Chief Operating Officer of Jumbo Sports, a sporting goods company, from February 1998 through July 1999. From January 1997 through November 1997, he was a retail consultant for Luria's, a catalogue company. He is currently a retail consultant.

     Dr. Nelson is an optometrist licensed in New Jersey and Pennsylvania. Since 1992, he has been the president and sole shareholder of Nelson Eye Associates, P.C., which operates ten optometric clinics in retail optical locations owned by the Company.

     Dr. Neumann is an optometrist licensed in Minnesota. From 1971 until 1997, he was president of Midwest Vision, Inc., a retail optical company purchased by the Company in 1997. He was employed by the Company until April 2000. Dr. Neumann is not a nominee, and his term as a director will expire at the Meeting.

     Mr. Snow became a director in June 2001. He was President of Hi Fi Buys, Inc. from April 1982 through May 1997. He is currently Chairman of The Capital Network, LLC, a consulting firm.

     Mr. Socha joined the Company in October 1999 as Senior Vice President, Strategic Planning. He served as Senior Vice President, Strategic Planning and Managed Care from February 2000 through June 2001. Prior to joining the Company, Mr. Socha worked as a consultant and served as Executive Vice President of COHR, Inc., from May 1998 to October 1998, and as Chief Credit Officer with Sirrom Capital Corporation, from 1994 to 1997. He became a director in February 2000. He is currently a restructuring consultant.

EXECUTIVE OFFICERS

     The following table sets forth, as of April 15, 2002, certain information regarding the executive officers of the Company:

NAME                                        AGE           POSITIONS WITH THE COMPANY
----                                        ---           --------------------------
James W. Krause...........................  57    Chairman of the Board and Chief Executive
                                                  Officer
L. Reade Fahs.............................  41    President and Chief Operating Officer
Eduardo Egusquiza.........................  49    Senior Vice President, Information
                                                  Technology
Mitchell Goodman..........................  48    Senior Vice President, General Counsel and
                                                  Secretary
Charles M. Johnson........................  52    Senior Vice President, Lens Manufacturing
                                                  and Distribution
Angus C. Morrison.........................  45    Senior Vice President, Chief Financial
                                                  Officer
Timothy W. Ranney.........................  49    Vice President, Corporate Controller
Robert W. Stein...........................  46    Senior Vice President, Human Resources

     For a description of the business experience of Mr. Krause, see "Information Concerning Directors."

     Mr. Fahs joined the Company in April 2002. From October 1999 until joining the Company, he served first as Chief Executive Officer, then as Executive Director, of First Tuesday, a growth stage company based in the United Kingdom. From 1997 until 1999, he served as a Managing Director of Vision Express, an optical retail company also based in the United Kingdom. He served in various senior management capacities with LensCrafters from 1986 to 1996.

     Mr. Egusquiza joined the Company in March 1998 as Senior Vice President, Information Technology. From 1982 until joining the Company, he was employed by Musicland Stores Corporation, Inc., where he served as Vice President of Information Systems and Services.

     Mr. Goodman joined the Company as General Counsel and Secretary in September 1992 and was named a Vice President in November 1993 and Senior Vice President in May 1998.

     Mr. Johnson joined the Company in October 1997 as Senior Vice President, Manufacturing and Distribution. From 1988 until joining the Company, he was employed by the Sherwin-Williams Company, where he served as Vice President and Director of Research and Development.

     Mr. Morrison joined the Company in February 1995 as Vice President, Corporate Controller. He was appointed Senior Vice President, Chief Financial Officer and Treasurer in March 1998. He served as treasurer until February 2000.

     Mr. Ranney joined the Company in September 1998 and was named Vice President, Corporate Controller in October 1998. From 1991 until joining the Company, he was employed by CVS Corporation, where he served as Store Controller and then as Director of Financial Systems.

     Mr. Stein joined the Company as Director of Human Resources in May 1992. In January 1993, he was appointed Vice President, Human Resources, and was appointed Senior Vice President in February 1999.

                       COMMON STOCK OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The Company is not aware of any person who, on April 15, 2002, was the beneficial owner of five percent (5%) or more of outstanding shares of Common Stock, except as set forth below.

                                                           AMOUNT AND NATURE OF   PERCENT
                                                           BENEFICIAL OWNERSHIP   OF CLASS
                                                           --------------------   --------
Zurich Scudder Investments Inc.(a).......................       1,264,817           25.3
U.S. Bancorp Investments Inc.(b).........................         688,654           13.8
FMR Corp.(c).............................................         264,733            5.3

---------------

(a) This information is derived solely from a Schedule 13D filed on October 11, 2001. The address of this shareholder is Two International Place, Boston, Massachusetts 02110

(b) This information is derived solely from a Schedule 13G filed on September 25, 2001. The address of this shareholder is 11766 Wilshire Boulevard, Suite 870, Los Angeles, California 90025.

(c) This information is derived solely from a Schedule 13G filed on February 14, 2002. The address of this shareholder is 82 Devonshire Street, Boston, Massachusetts 02109

     The following table sets forth information, as of April 15, 2002, concerning beneficial ownership by all directors and nominees, by each of the executive officers named in the Summary Compensation Table below, and by all directors and executive officers as a group.

                                                                               PERCENT OF
                                                          NUMBER OF SHARES    OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                  BENEFICIALLY OWNED   COMMON STOCK
---------------------------------------                  ------------------   ------------
Jeffrey A. Snow........................................        27,600           *
Myrel A. Neumann.......................................         3,046           *
James W. Krause........................................           688           *
Charles M. Johnson.....................................           371           *
Angus C. Morrison......................................           334           *
Robert W. Stein........................................           164           *
L. Reade Fahs..........................................             0           *
Mitchell Goodman.......................................           147           *
Eduardo A. Egusquiza...................................             0           *
B. Robert Floum........................................             0           *
Marc Nelson............................................             0           *
Timothy W. Ranney......................................             0           *
Peter T. Socha.........................................             0           *
All directors and executive officers as a group
  (twelve persons).....................................        32,350           *

---------------

 *  Represents less than one percent of the outstanding Common Stock.

(1) The address of the persons named is 296 Grayson Highway, Lawrenceville, GA 30045.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than ten percent (10%) of Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that, during 2001, its officers, directors and holders of more than ten percent (10%) of Common Stock complied with all
Section 16(a) filing requirements,
except as follows: a Form 5, relating to one transaction, was filed one day late, for each of B. Robert Floum, James W. Krause, Myrel Neumann, Jeffrey Snow, Peter T. Socha, Eduardo Egusquiza, Charles M. Johnson, Angus C. Morrison, Timothy W. Ranney, and Robert Stein. Each of Zurich Scudder Investments, Inc. and U.S. Bancorp Investments, Inc. filed a Form 3, relating to an initial acquisition of Common Stock of the Company, on an untimely basis. In making these statements, the Company has relied upon the written representations of its directors and officers and upon copies of reports furnished to the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table discloses compensation received from the Company by the Company's Chief Executive Officer, and the Company's four most highly compensated officers other than the Chief Executive Officer (all such individuals, collectively, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM COMPENSATION
                                               ANNUAL COMPENSATION             ------------------------------------
                                      --------------------------------------     SECURITIES
                             FISCAL                           OTHER ANNUAL       UNDERLYING          ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)   BONUS($)   COMPENSATION($)   OPTIONS/SARS(#)   COMPENSATION($)(3)
---------------------------  ------   ---------   --------   ---------------   ---------------   ------------------
James W. Krause..........     2001     375,000     100,000       217,000(1)         45,000             20,000(3)
  Chairman of                 2000     375,000          --       113,000(1)             --             20,000(3)
  the Board                   1999     375,000          --            --           340,000             20,000(3)
  and Chief
  Executive Officer
Eduardo Egusquiza........     2001     193,000      91,000       112,000(1)          9,000                 --
  Senior Vice President,      2000     188,000          --        58,000(1)             --                 --
  Information Services        1999     170,000          --       153,000(2)         12,000                 --
Mitchell Goodman.........     2001     177,000      71,000       102,000(1)          9,000                 --
  Senior Vice President,      2000     172,000          --        53,000(1)             --                 --
  General Counsel and         1999     149,000          --            --            26,272                 --
  Secretary
Charles M. Johnson.......     2001     222,000      73,000       128,000(1)          9,000                 --
  Senior Vice                 2000     218,000          --        67,000(1)             --                 --
  President,                  1999     204,000          --            --            12,000                 --
  Manufacturing and
  Distribution
Angus C. Morrison........     2001     184,000      66,000        98,000(1)          9,000                 --
  Senior Vice                 2000     170,000          --        51,000(1)             --                 --
  President, Chief            1999     175,000          --            --            12,000                 --
  Financial Officer
  and Treasurer

---------------

(1) Amounts payable pursuant to the Key Employee Retention Program approved during the Company's Chapter 11 Case.

(2) Relocation expenses.

(3) The Company has executed a "split dollar" insurance agreement with Mr. Krause. The annual premium (payable by the Company) is $20,000. The term life portion of this premium is $2,500; the non-term life portion is $17,500.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants to the named executive officers by the Company in 2001. In accordance with rules of the Commission, there are shown the hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                                                                                     POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                          NO. OF        % OF TOTAL                                   ANNUAL RATES OF STOCK
                        SECURITIES     OPTIONS/SARS                                   PRICE APPRECIATION
                        UNDERLYING      GRANTED TO                                  FOR OPTION TERMS($)(2)
                        OPTION/SARS    EMPLOYEES IN     EXERCISE OR    EXPIRATION   -----------------------
                          GRANTED     FISCAL YEAR(1)   BASE PRICE($)      DATE         5%            10%
                        -----------   --------------   -------------   ----------   --------       --------
James W. Krause.......    45,000(3)        15.6            0.40         10/25/11     11,250         28,800
Eduardo A Egusquiza...     9,000(3)         3.1            0.40         10/25/11      2,250          5,760
Mitchell Goodman......     9,000(3)         3.1            0.40         10/25/11      2,250          5,760
Charles M. Johnson....     9,000(3)         3.1            0.40         10/25/11      2,250          5,760
Angus C. Morrison.....     9,000(3)         3.1            0.40         10/25/11      2,250          5,760

---------------

(1) The Company granted options covering 288,750 shares to employees in 2001.

(2) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and holdings of Common Stock are dependent on the future performance of Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

(3) Grant under the Company's Restated Stock Option and Incentive Award Plan. Option vests 100% on the seventh anniversary of grant date, subject to (a) continued employment and (b) accelerated vesting if the Company attains defined financial goals. Expiration date is 10th anniversary of grant date.

                         FISCAL YEAR END OPTION VALUES

     The following table provides information, as of April 15, 2002, regarding the number and value of options held by the named executive officers.

                                            NO. OF SECURITIES UNDERLYING       VALUE OF UNEXERCISED
                                               UNEXERCISED OPTIONS AT          IN-THE-MONEY OPTIONS
                                                  FISCAL YEAR END              AT FISCAL YEAR END($)
                                           ------------------------------   ---------------------------
                                           EXERCISABLE   UNEXERCISABLE(1)   EXERCISABLE   UNEXERCISABLE
                                           -----------   ----------------   -----------   -------------
James W. Krause..........................       0             45,000             0           27,000
Eduardo Egusquiza........................       0              9,000             0            5,400
Mitchell Goodman.........................       0              9,000             0            5,400
Charles M. Johnson.......................       0              9,000             0            5,400
Angus C. Morrison........................       0              9,000             0            5,400

---------------

(1) Shares represented were not exercisable as of December 29, 2001, and future exercisability is subject to the executive's remaining employed by the Company for up to seven years from grant date of options.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                   ESTIMATED FUTURE PAYOUTS UNDER
                                NUMBER OF        PERFORMANCE OR    NON-STOCK PRICE-BASED PLANS(3)
                            SHARES, UNITS OR      OTHER PERIOD     -------------------------------
                              OTHER RIGHTS      UNTIL MATURATION   THRESHOLD    TARGET    MAXIMUM
NAME                             (#)(1)            OR PAYOUT          (#)         (#)       (#)
----                        -----------------   ----------------   ----------   -------   --------
James W. Krause...........         (1)                 (2)           7,500      30,000     60,000
Eduardo Egusquiza.........         (1)                 (2)           1,500       6,000     12,000
Mitchell Goodman..........         (1)                 (2)           1,500       6,000     12,000
Charles M. Johnson........         (1)                 (2)           1,500       6,000     12,000
Angus C. Morrison.........         (1)                 (2)           1,500       6,000     12,000

---------------

(1) In October 2001, the Compensation Committee approved awards of units of Performance Shares under the Restated Stock Option and Incentive Award Plan. The actual number of Performance Shares issued will depend on operating earnings of the Company (defined as earnings before interest, taxes, depreciation and amortization) over the performance periods, as reflected under "Estimated Future Payouts Under Non-Stock Price-Based Plans" in the chart above.

(2) There are three performance periods under the terms of the awards: fiscal 2002, fiscal 2002-2003, and fiscal 2002-2004. At the end of each performance period, the Company will determine its operating earnings and will issue units of Performance Shares accordingly. Under the terms of the awards, a shortfall in operating earnings in an early fiscal period can be overcome by operating earnings in a subsequent fiscal period.

(3) Reflects number of units issuable over the three-year performance period. Smaller number of units can be issued depending on results during the first two fiscal periods. Two-thirds of units will be paid in cash and one-third in shares. Units payable in cash will be paid at the greater of $5.00 per unit or the closing trading price of Common Stock as of the last day of the performance period.

CHANGE IN CONTROL ARRANGEMENTS

     There are agreements between the Company and the named executive officers which provide severance benefits in the event of termination of employment under certain circumstances following a change in control of the Company (as defined). The circumstances are termination by the Company (other than because of death or disability commencing prior to a threatened change in control (as defined), or for cause (as defined)), or by an officer as the result of a voluntary termination (as defined). Following any such termination, in addition to compensation and benefits already earned, the officer will be entitled to receive a lump sum severance payment equal to up to three times the officer's annual rate of base salary.

     Cause for termination by the Company is the: (i) commission of any act that constitutes, on the part of the officer, (a) fraud, dishonesty, gross negligence, or willful misconduct and (b) that directly results in material injury to the Company, or (ii) officer's material breach of the agreement, or
(iii) officer's conviction of a felony or crime involving moral turpitude.

     Circumstances that would entitle the officer to terminate as a result of voluntary termination following a change in control include, among other things:
(i) the assignment to the officer of any duties inconsistent with the officer's title and status in effect prior to the change in control or threatened change in control; (ii) a reduction by the Company of the officer's base salary; (iii) the Company's requiring the officer to be based anywhere other than the Company's principal executive offices; (iv) the failure by the Company, without the officer's consent, to pay to the officer any portion of the officer's then current compensation; (v) the failure by the Company to continue in effect any material compensation plan in which the officer participates immediately prior to the change in control or threatened change in control; or (vi) the failure by the Company to continue to provide the officer with benefits substantially similar to those enjoyed by the officer under any of the Company's life insurance, medical, or other plans. The term of each agreement is for a rolling three years unless the Company gives notice that it does not wish to extend such term, in which case the term of the agreement would expire three years from the date of the notice.

     The plan of reorganization approved in the Company's Chapter 11 case provided for the conversion of the Company's debt into equity of the reorganized company. This conversion constituted a change in control within the meaning of the change in control agreements. The Company and the named executive officers have amended the agreements to exclude the conversion of debt into equity as a change in control under the agreements.

     The plan of reorganization approved in the Company's Chapter 11 case also provides for severance of one year for any of the executive officers upon termination without cause. The Company has modified this severance plan to provide for payment of the severance over one year and for payment to the executive following termination of the executive because of (i) a significant, adverse change in the executive's employment responsibilities; (ii) a reduction in the executive's base salary; (iii) relocation of more than 50 miles from the Company's office; or (iv) the failure of the Company to pay current compensation. Payments under the severance plan are to be netted against any payments under the change in control agreement.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Company emerged from its Chapter 11 proceedings on June 1, 2001, at which time a new Board of Directors was appointed pursuant to the Company's plan of reorganization. The new Board then designated B. Robert Floum, Myrel Neumann, and Peter Socha as the new members of the Compensation Committee. The Board later added Jeffrey Snow as a member of the Committee, as is discussed further below.

     The goal of the Compensation Committee is to develop and implement compensation policies that reflect the circumstances of the Company and our business objectives. There are some general principles which we seek to apply: salaries should be competitive and geared to the middle of the relevant market; annual incentives should motivate attainment of specific business and operating objectives; and long term equity awards should directly align the interests of management with the interests of shareholders. We also recognize the need to apply these principles in a flexible manner and, in appropriate circumstances, to adjust the scale and mix of compensation.

     We faced some unusual challenges when we became members of our Committee. The Company, as recapitalized during the bankruptcy process, was still highly leveraged and needed to continue to generate strong cash flows to service its restructured debt. We also recognized the need to properly motivate management.

     Given those circumstances, we believed that we needed to review the entire executive compensation structure of the Company. We accordingly retained outside consultants to review the compensation structure and to report to us with suggestions and recommendations. We specifically asked them to conduct a comparable market analysis, focusing on retailers of comparable size that had emerged from Chapter 11. We also asked them to recommend ways to develop a long-term incentive plan that would be aligned with the interests of our shareholders.

     They reviewed and reported to us on the following areas:

     - salaries

     - incentive compensation

     - long-term incentives, including equity compensation

     Their report included data from comparable companies and placed appropriate weight on the recent circumstances of the Company. Their findings and recommendations were as follows:

     Salaries. They found that salaries were in line with market, except for the salary of Mr. Morrison, our Chief Financial Officer, which they felt was significantly under market. They accordingly recommended an increase for Mr. Morrison.

     Incentive Compensation. They believed that our incentive plans were at or slightly above market. Under our current incentive plan, employees are entitled to annual incentive compensation if the Company attains defined financial goals and if our employees attain defined performance goals.

     Long-Term Incentives. They recommended that we reconsider our long-term incentives, to create the appropriate incentives for our management and to further align the interests of management with those of our shareholders.

     We accordingly took the following actions:

     Salaries. We maintained the salaries of all senior executives at their current levels, with the exception of the salary for Mr. Morrison, which we increased, on the recommendation of our consultants, to a level we believe to be market-based.

     Incentive Compensation. We maintained the existing incentive compensation plan for 2001 as this plan had already been in existence for six months in fiscal 2001. This plan had been put in place by the prior Compensation Committee and, pursuant to the plan of reorganization approved by the Bankruptcy Court, was continued in effect. We therefore believed that it was appropriate for us to maintain this incentive plan during 2001. We approved awards based on individual attainment of goals by employees.

     Long-Term Incentives. We restructured the long-term compensation plan by changing our annual grant levels of stock options and by adding a new component that emphasizes long-term performance. Clearly, in light of the recapitalization of the Company that occurred during our restructuring, we needed to adjust the number of stock options we award each year. We also determined that vesting of options should directly relate to the financial performance of the Company. We accordingly awarded stock options as follows: 45,000 shares to Mr. Krause, the President and Chief Executive Officer; 9,000 shares to all other executive officers; and 8,000 shares to Mr. Ranney. The options vest at the end of seven years, but vesting is accelerated if the Company attains defined financial goals. The strike price for the options was the closing trading price ($0.40) as of the date of grant. We weighted the stock option component at 60% of the value of long-term compensation.

     The new component, which represents the remaining 40% of the value of long-term compensation, consists of performance shares under our Restated Stock Option and Incentive Award Plan. This component of long-term compensation contemplates that executives will be awarded performance shares to the extent that the Company attains EDITDA goals over a three-year performance period. One-third of each award will be paid in stock and two-thirds in cash. The cash portion will equal the greater of $5.00 or the closing trading price of our common stock as of the last day of the performance period. To further motivate our executives, we have provided for measurement and payment of awards at the end of each fiscal year and for catch-up performance, so that a strong performance by the Company in a later year can offset a weaker performance in an earlier year. We have further provided for threshold, target, and maximum awards, depending on the financial performance of the Company. These awards are described above in the chart entitled "Long-Term Incentive Plans -- Awards in Last Fiscal Year."

     During 2002, we will continue to evaluate the compensation structure applicable to our executives. Our goal will be to continue to align executive compensation with the interests of our shareholders. In that connection, we are mindful of the potential impact of Section 162 (m) of the Internal Revenue Code, which can limit the deductibility of certain compensation expense in excess of $1,000,000 paid to executive officers. Although our compensation levels are well below that amount, we have added Jeffrey Snow as a member of the Compensation Committee. He, along with B. Robert Floum, comprises a sub-committee that approves equity awards to our executive officers. Because he and Mr. Floum qualify as "outside directors" under the Internal Revenue Code, the options and other equity awards granted by this sub-committee should not be subject to the limitations imposed by Section 162 (m).

                                          COMPENSATION COMMITTEE

                                          B. Robert Floum (Chairman)
                                          Myrel Neumann
                                          Jeffrey A. Snow
                                          Peter T. Socha

                               PERFORMANCE GRAPH

     The Company emerged from Chapter 11 on June 1, 2001. Pursuant to the plan of bankruptcy, all of the Company's then-outstanding common stock was cancelled and its creditors received newly-issued shares of Common Stock. The Common Stock began trading on the American Stock Exchange on August 27, 2001. The chart below shows the total return to shareholders of the Company, assuming a $100 investment in Common Stock on August 27, 2001, compared to the total return on the American Stock Exchange Composite Index and on a custom composite index composed of all of the companies, other than the Company, trading on The American Stock Exchange that have the same SIC code as the Company's (SIC Code 5900 -- miscellaneous retail). Use of the custom composite index in the chart below does not indicate that the companies in the index are competitors of the Company.

                            CUMULATIVE TOTAL RETURN
          BASED UPON AN INITIAL INVESTMENT OF $100 ON AUGUST 27, 2001
                           WITH DIVIDENDS REINVESTED

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------------------
                            27-AUG-01   31-AUG-01   30-SEP-01   31-OCT-01   30-NOV-01   31-DEC-01
-------------------------------------------------------------------------------------------------
 National Vision Inc.          $100        $ 33        $ 24        $  9        $ 18        $ 26
 AMEX Composite Index          $100        $ 98        $ 91        $ 93        $ 92        $ 95
 Custom Composite Index
  (8 Stocks)                   $100        $ 98        $ 90        $ 88        $100        $111

The 8-Stock Custom Composite Index consists of the following companies with SIC code 5900 (Misc. Retail) that trade on AMEX: Blair Corp., Collegiate Pacific, Inc., Cross Media Marketing Corp., FFP Marketing Company Inc., Hanover Direct, Inc., Lillian Vernon Corp., Reeds Jewelers, Inc. and Sonus Corp.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     Beginning June 2001, Messrs. Floum, Neumann, Snow, and Socha served as members of the Compensation Committee. Until June 2001, the Compensation Committee consisted of James Kanaley and Ronald J. Green. Mr. Socha was an executive officer of the Company until June 2001. Dr. Neumann was an employee of the Company until April 2000.

     Mr. Socha ceased employment as an executive officer of the Company in June 2001. As part of his separation from the Company, Mr. Socha received $150,000 in connection with his involvement in the Company's Chapter 11 Case, and his waiver of claims against the Company under his change in control agreement. Pursuant to the severance program approved by the bankruptcy court, he received $208,000 in severance benefits. He also received $120,000 under the Key Employment Retention Program approved by the bankruptcy court.

                              CERTAIN TRANSACTIONS

     In October 1997, the Company purchased Midwest Vision, Inc., a retail optical company, all the stock of which was owned by Myrel Neumann. Dr. Neumann became a director in June 2001. In connection with the purchase of Midwest Vision, the Company entered into three ancillary contracts with Dr. Neumann: (a) a put option pursuant to which the Company agreed to repurchase 100,000 shares of Common Stock issued to Dr. Neumann; (b) an employment agreement; and (c) a lease for an optical laboratory in St. Cloud, Minnesota. In the Company's Chapter 11 proceeding in the U.S. Bankruptcy Court for the Northern District of Georgia, Dr. Neumann filed unsecured claims for $900,000 and approximately $150,000 arising out of the put option and the employment agreement, respectively. The Company has filed an objection to each of these claims. Each claim is pending and subject to resolution in the bankruptcy court. Pursuant to the plan of reorganization, holders of approved claims will be issued a combination of senior notes and common stock. Under the lease, the Company paid Dr. Neumann $80,000 in 2001. The lease expires in 2007 and can be renewed, at the option of the Company, for two terms, each for five years.

     In 2001, Nelson Eye Associates, P.C., which is wholly owned by Marc Nelson, a nominee for election as a director, paid the Company approximately $280,000 in occupancy fees related to the occupancy of ten retail optical locations owned by the Company.

                         REPORT OF THE AUDIT COMMITTEE

     During 2001, the Committee met and held discussions with members of management and the Company's independent accountants, Arthur Andersen LLP, regarding current audit activities and the plans for and results of selected internal audits. The Company's independent accountants provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence. The Audit Committee has determined that the provision of the non-audit services described in "Fees of Independent Accountants -- All Other Fees" below is compatible with maintaining the independence of Arthur Andersen.

     Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 as currently in effect. On the basis of these discussions and reviews, the Committee recommended that the Board include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 29, 2001 for filing with the Securities and Exchange Commission.

     Management has the primary responsibility for the Company's systems of internal controls and the overall financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting standards and for issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes. The members of the Audit Committee are not currently certified public accountants, professional auditors or experts in the fields of accounting and auditing and rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants.

     Arthur Andersen LLP has served as the independent auditor of the Company since 1990. Because of the uncertainty created by the Enron situation and the filing of an indictment against Arthur Andersen LLP by the Department of Justice, the Audit Committee and the Board have determined to temporarily postpone the selection of an auditor of the Company and its subsidiaries for fiscal 2002.

                                          AUDIT COMMITTEE

                                          Jeffrey A. Snow (Chairman)
                                          B. Robert Floum
                                          Peter T. Socha

FEES OF INDEPENDENT ACCOUNTANTS

     Audit Fees. The aggregate fees billed by the Company's principal accounting firm, Arthur Andersen LLP, for professional services rendered for the audit of the Company's annual financial statements for the year ending December 29, 2001 and the review of the financial statements included in the Company's Forms 10-Q for that year were $165,000.

     Financial Information Systems Design and Implementation Fees. During 2001, Arthur Andersen LLP did not provide professional services with regard to financial systems design and implementation.

     All Other Fees. The aggregate fees billed for services rendered by Arthur Andersen LLP for 2001, other than the services described above, were $340,000.

          INFORMATION CONCERNING THE COMPANY'S INDEPENDENT ACCOUNTANTS

     The Board has not yet selected the independent public accountants who will audit the accounts of the Company and its subsidiaries for the year 2002 for the reasons described above in the Audit Committee Report. We expect that representatives of the independent accountants that we select will be present at the Meeting and will be afforded an opportunity to make a statement if they so desire. Such representatives will be available to respond to appropriate questions.

                 SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

     All proposals of shareholders must be submitted to the Secretary of the Company no later than December 24, 2002, in order to be considered for inclusion in the Company's 2003 proxy materials. The Company's By-Laws require notice to the Board or the President, as the case may be, in advance of any regular shareholders' meeting, of any shareholder proposals. The By-Laws further require that in connection with such proposals the shareholders provide certain information to the Board or the President, as the case may be. If a shareholder intends to present a proposal (other than a proposal which concerns the nomination and election of directors) for consideration at the 2003 Annual Meeting, the Company must receive notice of such proposal between 90 and 120 days prior to such meeting. The foregoing summary description of the By-Laws is not intended to be complete and is qualified in its entirety by reference to the text of the By-Laws.

                                 OTHER MATTERS

     The Board is not aware of any matters to come before the Meeting other than the election of the directors. If any other matter should come before the Meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                               VOTING OF PROXIES

     On matters coming before the Meeting as to which a choice has been specified by the shareholders on the proxies, the shares will be voted accordingly. If no choice is so specified, the shares will be voted FOR the election of management's nominees for directors.

                                          By order of the Board of Directors,

                                          MITCHELL GOODMAN
                                          Secretary

Dated: April 24, 2002

                                                                        APPENDIX

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                    CHARTER

I. SCOPE OF RESPONSIBILITIES

     The Committee's primary duties and responsibilities are to:

     - Monitor the Company's financial reporting process and internal control system.

     - Review and appraise the independence and performance of the Auditor and the internal auditing department.

     - Select, evaluate, and, when appropriate, replace the Auditor.

     - Monitor the compliance by the Company with legal and regulatory requirements.

     The Auditor is ultimately accountable to the Board and the Committee as representatives of the shareholders of the Company.

     The Committee will primarily fulfill its responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II. COMPOSITION

  A. INDEPENDENCE

     The Committee shall be comprised of three or more directors as determined by the Board. At least two of the directors shall be independent directors within the meaning of applicable law and any Listing Standards. One member of the committee may not be independent, within the meaning of applicable law and Listing Standards, if their inclusion is determined to be in the best interest of the Company.

  B. FINANCE KNOWLEDGE

     All members of the Committee shall be able to read and understand fundamental financial statements, and at least one member of the Committee shall have previous employment experience in finance and accounting or any other experience or background which results in the individual's financial sophistication.

  C. ELECTION OF MEMBERS

     The members of the Committee shall be elected by the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

  D. CONSULTANTS

     The Committee shall have the authority to retain legal, accounting or other consultants to advise the Committee.

III. MEETINGS

     The Committee shall meet at least one time annually, or more frequently as circumstances dictate. The Committee shall have the authority to request that any officer or employee of the company or the Company's outside counsel or the Auditor to attend any meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties the Committee shall:

  A. DOCUMENTS/REPORTS REVIEW

          1. Review and reassess this Charter at least annually.

          2. Review any reports to management prepared by the Auditor and management's response.

          3. Review with financial management and the Auditor the reports on Forms 10-Q and 10-K prior to their filing or prior to the release of earnings.

  B. AUDITOR

          4. Recommend to the Board the selection of the Auditor, considering independence and effectiveness and approve the fees and other compensation to be paid to the Auditor.

          5. Receive annually from the Auditor a formal written statement delineating all relationships between the Auditor and the Company, as required by the Listing Standards and consistent with Independence Standards Board Standard 1; and regularly review and discuss with the Auditor any relationships or services that may affect the objectivity and independence of the Auditor.

          6. Take, or recommend that the Board take, appropriate action to oversee the independence of the Auditor.

          7. Review the performance of the Auditor and approve any proposed discharge of the Auditor when circumstances warrant.

          8. Periodically consult with the Auditor out of the presence of management about internal controls and the completeness and accuracy of the Company's financial statements.

  C. FINANCIAL REPORTING PROCESSES

          9. In consultation with the Auditor and the internal auditors, review the integrity of the Company's financial reporting processes, both internal and external.

          10. Consider the Auditor's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

          11. Consider and approve, if appropriate, changes to the Company's auditing and accounting principles and practice as suggested by the Auditor, management, or the internal auditing department.

  D. PROCESS IMPROVEMENT

          12. Following completion of the annual audit, review with each of management, the Auditor and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

          13. Review any significant disagreement among management and the Auditor or the internal auditing department in connection with the preparation of the financial statements.

          14. Review with the Auditor, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented.

  E. ETHICAL AND LEGAL COMPLIANCE

          15. Establish, review and update periodically a Code of Conduct and review management's monitoring of the Company's compliance with this Code.

          16. Review, with the Company's counsel, legal compliance matters including corporate securities trading policies.

          17. Review, with the Company's counsel, any legal matter that could have a significant impact on the Company's financial statements.

          18. Prepare the report required by the Securities and Exchange Commission to be included in the Company's annual proxy statement.

          19. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

V. DUTIES

     Nothing in this Charter shall increase or be deemed to increase the duties of the Committee and its members under applicable law or the Listing Standards.

VI. DEFINITIONS

     The following terms have the following meanings in this Charter:

     - "Auditor" means the Company's independent public accountants.

     - "Board" means the Board of Directors of the Company.

     - "Committee" means the Audit Committee.

     - "Listing Standards" means the listing standard of any exchange or self-regulatory organization which lists or quotes the securities of the Company.

                                   (NVI LOGO)

                             WWW.NATIONALVISION.COM

                             NATIONAL VISION, INC.

Dear Shareholder:

Please take note of the important information enclosed with this Proxy.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration.

Sincerely,

National Vision, Inc.

                             NATIONAL VISION, INC.
                          ANNUAL SHAREHOLDERS MEETING
                                  MAY 23, 2002

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS

The undersigned does hereby appoint JAMES W. KRAUSE and MITCHELL GOODMAN and each of them proxies of the undersigned with full power of substitution in each of them to vote at the annual meeting of shareholders of the Company to be held on May 23, 2002 at 11:00 a.m., and at any and all adjournments thereof, with respect to all shares which the undersigned would be entitled to vote, and with all powers which the undersigned would possess if personally present. This proxy revokes all prior proxies given by the undersigned. Without limiting the generality of the foregoing, said proxies are authorized to vote upon the following matters:

UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED
BELOW.

1. Election of Directors                                                 WITH-        FOR ALL          PLEASE MARK VOTES
                                                            FOR           HOLD         EXCEPT          AS IN THIS EXAMPLE
                    B. Robert Floum                         [ ]           [ ]           [ ]                   [X]
                    Marc Nelson                             [ ]           [ ]           [ ]
                    Jeffrey Snow                            [ ]           [ ]           [ ]
                    Peter T. Socha                          [ ]           [ ]           [ ]
                    James W. Krause                         [ ]           [ ]           [ ]

NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the "FOR ALL EXCEPT" box and strike a line through that nominee's name. Your shares will be voted for the remaining nominees.

                             NATIONAL VISION, INC.

Please sign exactly as your name or names appear(s) hereon. For more than one owner as shown, each should sign. When signing in a fiduciary capacity, please give full title. If this proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer; if a partnership, please sign in partnership name by authorized person.

In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting or at any adjournment(s) thereof.

                                           Date:
                                           -------------------------------------

                                           -------------------------------------
                                                   Shareholder sign here

                                           -------------------------------------
                                                    Co-owner sign here

                                           Please be sure to sign and date this
                                                          Proxy.